                             EMPLOYMENT AGREEMENT

                                    BETWEEN

                           KORN/FERRY INTERNATIONAL

                                      AND

                                PAUL C. REILLY

                               TABLE OF CONTENTS

                                                                                                                Page
 1.      Employment...........................................................................................   1
 2.      Term of Employment...................................................................................   1
 3.      Position, Duties and Responsibilities................................................................   1
 4.      Equity Awards........................................................................................   1
         (a)    Ten Year Option Award.........................................................................   2
         (b)    Five Year Option Award........................................................................   2
         (c)    Restricted Stock Award........................................................................   3
 5.      Annual Compensation..................................................................................   3
         (a)    Base Salary...................................................................................   3
         (b)    Annual Cash Incentive Award...................................................................   4
         (c)    Annual Stock Option Grant.....................................................................   4
 6       Relocation Benefits..................................................................................   5
 7.      Employee Benefit Programs and Perquisites............................................................   5
         (a)    General.......................................................................................   5
         (b)    Reimbursement of Business Expenses............................................................   5
         (c)    Conditions of Employment......................................................................   6
 8.      Termination of Employment............................................................................   6
         (a)    Death.........................................................................................   6
         (b)    Disability....................................................................................   6
         (c)    Termination by the Company for Cause, Voluntary Termination by Executive, Failure
                to Renew by Executive.........................................................................   6
         (d)    Termination by the Company Without Cause, by Executive for Good Reason or for Failure
                by the Company to Renew Agreement Prior to a Change in Control................................   7
         (e)    Following a Change of Control, Termination by the Company Without Cause or by Executive.......   8
         (f)    Parachute Limitation..........................................................................   9
         (g)    Other Programs................................................................................  10
         (h)    Certain Definitions...........................................................................  10
 9.      No-Mitigation; No Offset.............................................................................  12
10.      Confidential Information; Cooperation with Regard to Litigation......................................  12
         (a)    Nondisclosure of Confidential Information.....................................................  12
         (b)    Definition of Confidential Information........................................................  13
         (c)    Cooperation in Litigation.....................................................................  13
10.      Non-solicitation.....................................................................................  14
12.      Remedies.............................................................................................  14
13.      Resolution of Disputes...............................................................................  14

                               TABLE OF CONTENTS
                                  (continued)

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
14.      Indemnification.....................................................................................   15
         (a)   Company Indemnity.............................................................................   15
         (b)   No Presumption Regarding Standard of Conduct..................................................   17
         (c)   Liability Insurance...........................................................................   17
15.      Effect of Agreement on Other Benefits...............................................................   17
16.      Assignment; Binding Nature..........................................................................   17
17.      Representations.....................................................................................   18
18.      Entire Agreement....................................................................................   18
19.      Amendment or Waiver.................................................................................   18
20.      Severability........................................................................................   18
21.      Survivorship........................................................................................   19
22.      Beneficiaries/References............................................................................   19
23.      Governing Law.......................................................................................   19
24.      Notices.............................................................................................   19

                                                                   Exhibit 10.14

                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of May 24, 2001, by and between KORN/FERRY INTERNATIONAL, a Delaware corporation with its principal offices in Los Angeles, California (the "Company"), and PAUL
C. REILLY, an individual (the "Executive").

     1. Employment. The Company agrees to employ Executive and Executive agrees
        ----------
to be employed by the Company upon the terms and conditions set forth in this Agreement.

     2. Term of Employment. Executive's employment under this Agreement will
        ------------------
begin on June 30, 2001 and will continue for an initial term ending April 30, 2004. This Agreement will be automatically renewed for successive two-year periods thereafter, until the first April 30th following the date on which Executive reaches age 65, at which time the term will expire, provided, however, that either the Company or the Executive may terminate this Agreement at the end of the initial term or any subsequent two-year extension to the initial term by delivering to the other party at least 60 days' prior written notice its election not to renew this Agreement. (In this Agreement, the delivery of such a notice shall be referred to as a "failure to renew" the Agreement.)

     3. Position, Duties and Responsibilities. Executive will serve as Chairman
        -------------------------------------
and Chief Executive Officer of the Company with duties and responsibilities customary to such offices. The Company shall use its reasonable commercial efforts to cause Executive to be appointed and thereafter to be elected as a Director of the Company, and to be elected as the Chairman of the Board of Directors (the "Board) during the term of this Agreement as it may be extended from time to time. At the request of the Board, Executive will serve as an officer or director of the Company's subsidiaries and other affiliates without additional compensation. Executive will devote substantially all of Executive's business time and attention to the performance of Executive's obligations, duties and responsibilities under this Agreement. Subject to Company policies applicable to senior executives generally, Executive may engage in personal, charitable, professional and investment activities to the extent such activities do not conflict or interfere with Executive's obligations to, or Executive's ability to perform the normal duties and functions of Executive pursuant to this Agreement.

     4. Equity Awards. Executive shall be awarded, subject to the approval of
        -------------
the Board, equity incentives with respect to shares of the Company's common stock ("Shares"), which shall be granted under the Korn/Ferry International Performance Award Plan as set forth below. Each grant shall be effective on the later of Executive's initial date of employment with the Company or the date on which the Board approves the grant. All grants shall be evidenced by award agreements providing for the following terms and otherwise shall be subject to the terms and conditions provided under the Performance Award Plan.

     (a) Ten Year Option Award. A grant of non-qualified stock options with
         ---------------------
respect to 300,000 Shares. Such options shall vest in three equal annual installments beginning on the first anniversary of the grant, and once vested shall remain exercisable until the tenth anniversary of the grant. The per share exercise price of such options shall be equal to the closing price of the Shares on the New York Stock Exchange on the date the grant is effective.

     (b) Five Year Option Award. A grant of non-qualified stock options with
         ----------------------
respect to 150,000 Shares. Such options shall vest as set forth below and, once vested, shall remain exercisable until the fifth anniversary of the grant.

         (i) options to purchase 50,000 Shares shall vest on the date on which the closing price of the Shares on the principal national securities exchange where the stock is traded (the "Closing Price") equals or exceeds $28.00 per share for ten consecutive trading days;

         (ii) options to purchase 50,000 Shares shall vest on the date on which the Closing Price equals or exceeds $33.00 per share for ten consecutive trading days;

         (iii) options to purchase 50,000 Shares shall vest or the date on which the Closing Price equals or exceeds $38.00 per share for ten consecutive trading days.

     The per share exercise price of such options shall be equal to the closing price of the Shares on the New York Stock Exchange on the date the grant is effective. If such options have not vested as provided for above, such options shall vest on the day prior to the fifth anniversary of the effective grant date.

     (c) Restricted Stock Award. A Restricted Stock Award (as defined in the
         ----------------------
Performance Award Plan) of 100,000 shares (the "Restricted Shares"), which shall be forfeited if, prior to vesting, Executive is terminated by the Company for "Cause" or if Executive terminates his employment without "Good Reason" (except in the event of death or "Disability") as each such term is defined in Section 8(h) below. Such Restricted Shares shall vest in three equal annual installments beginning one year from their effective date of grant. Pursuant to the terms and conditions of the Performance Award Plan, Executive shall pay to the Company an amount equal to the Par Value of the Restricted Shares.

     4.  Annual Compensation. In consideration of Executive's services to the
         -------------------
Company pursuant to this Agreement, Executive's annual compensation shall be as follows:

     (a) Base Salary. The Company will pay a base salary to Executive of
         -----------
$650,000 annually in accordance with its regular payroll practices (the "Base Salary"). The Board will review the level of Executive's Base Salary at least annually, beginning in June 2002. The Board, acting in its discretion, may increase (but may not decrease) the annual rate of Base Salary in effect for Executive at any time, unless the Board concludes that an across-the-board reduction in compensation is required for all executive officers of the Company, in which case Executive's compensation shall be ratably reduced .

     (b) Annual Cash Incentive Award. Executive will participate in the
         ---------------------------
Company's annual cash incentive plan established for senior executives with an annual target cash award equal to 150% of Base Salary, and a maximum cash award equal to 300% of Base Salary. Executive's annual cash incentive award will be payable at such time as annual cash incentive awards are paid to executive officers generally, but not later than 120 days after the end of the fiscal year for which such award is earned. Such annual cash incentive award shall be considered earned only if Executive is employed by the Company as of the last day of the fiscal year to which the award applies.

     (c) Annual Stock Option Grant. Executive shall be eligible to receive an
         -------------------------
annual grant of stock options, subject to the discretion of and approval by the Board, with a target grant value of $1,250,000 and a maximum grant value of $1,750,000. Grant value shall be determined by the Black-Scholes Option Pricing Model using the same assumptions the Board applies to determine annual option grants for the Company's other executive officers. Such annual stock option grant shall be awarded at the same time annual option grants are awarded to the Company's other executive officers, beginning with grants attributable to performance for the firm's 2002 fiscal year.

     4.  Relocation Benefits. The Company will reimburse Executive for all
         -------------------
reasonable costs associated with the relocation of Executive and his immediate family to the general area of the Company's corporate headquarters, including
(i) real estate commission on the sale of Executive's primary residence, (ii) the cost of moving Executive's personal goods, (iii) points and fees associated with the acquisition of a new primary residence in the general area of the Company's corporate headquarters, and (iv) the reasonable cost of temporary living expenses in the general area of the Company's corporate headquarters through September 30, 2002. To the extent such reimbursements are taxable to Executive, such payments shall be adjusted to offset the related federal and state tax liability. In addition to the above, the Company will pay to Executive the sum of $50,000 (gross) as a one-time relocation allowance. This payment shall be made within seven days following the permanent relocation of Executive to the general area of the Company's corporate headquarters.

     5.  Employee Benefit Programs and Perquisites.
         -----------------------------------------

     (a) General. Executive will be entitled to participate in such retirement
         -------
or pension plans, group health, long term disability and group life insurance plans, and any other welfare and fringe benefit plans, arrangements, programs and perquisites sponsored or maintained by the Company from time to time for the benefit of its senior executives generally, including four weeks paid vacation. In addition, the Company will reimburse Executive for the cost of medical benefits for Executive and his immediate family provided through COBRA until such time as Executive is eligible to participate in the Company's medical insurance programs.

     (b) Reimbursement of Business Expenses. Executive is authorized to incur
         ----------------------------------
reasonable expenses in accordance with the Company's written policy in carrying out Executive's duties and responsibilities under this Agreement. The Company will promptly reimburse Executive for all such expenses that are so incurred upon presentation of appropriate vouchers or receipts, subject to the Company's expense reimbursement policies applicable to senior executive officers generally.

     (c)  Conditions of Employment. Executive's place of employment during the
          ------------------------
term of Executive's employment under this Agreement will be at the Company's corporate headquarters, subject to the need for reasonable business travel. The conditions of Executive's employment, including, without limitation, office space, office appointments, secretarial, administrative and other support, will be consistent with Executive's status as Chairman and Chief Executive Officer of the Company.

     4.   Termination of Employment.
          -------------------------

     (a)  Death. If Executive's employment with the Company terminates before
          -----
the end of the term by reason of Executive's death, then as soon as practicable thereafter the Company will pay to Executive's estate an amount equal to Executive's "Accrued Compensation" (as defined in Section 8(h)), and all outstanding stock options and other equity-type incentives held by Executive at the time of Executive's death will become fully vested (whether or not fully vested immediately prior to Executive's death) and shall remain exercisable until their originally scheduled expiration dates. Executive's covered dependent(s) will be entitled to continue to participate at the expense of the Company in the Company's group health plan(s) after Executive's death at the same benefit level and to the same extent and for the same contribution, if any, as such continued participation is available to other executive officers of the Company, and such participation may continue for such additional period as may be available under COBRA.

     (b)  Disability. If the Company terminates Executive's employment before
          ----------
the end of the term by reason of Executive's Disability (as defined in Section 8(h)), then as soon as practicable thereafter the Company will pay to Executive an amount equal to Executive's Accrued Compensation, and all outstanding stock options and other equity-type incentives held by Executive at Executive's termination date will become fully vested and shall remain exercisable until their originally scheduled expiration dates. Executive and Executive's covered dependent(s) will be entitled to continue to participate at the expense of the Company in the Company's group health plan(s) after Executive's termination at the same benefit level and to the same extent and for the same contribution, if any, as such continued participation is available to other executive officers of the Company, and such participation may continue for such additional period as may be available under COBRA.

     (c)  Termination by the Company for Cause, Voluntary Termination by
          --------------------------------------------------------------
Executive, Failure to Renew by Executive. If (i) the Company terminates
----------------------------------------
Executive's employment for Cause (as defined in Section 8(h)), or (ii) Executive voluntarily terminates Executive's employment without Good Reason (as defined in Section 8(h)) before the end of the stated term of this Agreement that is then in effect, or (iii) Executive fails to renew this Agreement, then the Company shall pay to Executive within 30 days after the date of such termination Executive's Accrued Compensation through the date Executive's employment terminates.

     (d) Termination by the Company Without Cause, by Executive for Good Reason
         ----------------------------------------------------------------------
or for Failure by the Company to Renew Agreement Prior to Change in Control. If
---------------------------------------------------------------------------
Executive's employment is terminated prior to a "Change in Control" (as defined in Schedule A) (i) by the Company without Cause, or (ii) by Executive for Good Reason, or (iii) by reason of the Company's failure to renew this Agreement at any time before Executive reaches the age of 65, then (1) the Company shall pay to Executive within 30 days Executive's Accrued Compensation; (2) the Company shall pay to Executive within 30 days a lump sum payment equal to two times Executive's then current Base Salary and target bonus provided, however, that if Executive's employment is terminated by reason of the Company's failure to renew this Agreement, then Executive shall be entitled only to one times the then current Base Salary and target bonus; (3) Executive and Executive's covered dependent(s) will be entitled to continue to participate at the expense of the Company in the Company's group health plan(s) after Executive's termination at the same benefit level and to the same extent and for the same contribution, if any, as such continued participation is available to other executive officers of the Company, and such participation may continue for a period of two years after such termination; provided, however, that if such termination is due to the Company's failure to renew, then the period of continued participation will only be for one year after such termination; and (4) all outstanding stock options and other equity-type incentives held by Executive at the time of Executive's termination will become fully vested and shall remain exercisable until their originally scheduled expiration dates.

     (e)  Following a Change of Control, Termination by the Company Without
          -----------------------------------------------------------------
Cause or by Executive for Good Reason. If a Change in Control occurs and, within
-------------------------------------                                ---
12 months after the date on which the Change in Control occurs, Executive's employment is terminated (i) by the Company without Cause or (ii) by Executive for Good Reason, or (iii) by reason of the Company's failure to renew this Agreement at any time before Executive reaches the age of 65, then: (1) the Company shall pay to Executive within 30 days Executive's Accrued Compensation;
(2) the Company shall pay to Executive within 30 days a lump sum payment equal to (A) two times the then current Base Salary or two times Executive's annual base salary in effect just prior to the Change in Control, whichever amount is higher, plus (B) the higher of two times the annual maximum cash bonus for
        ----
Executive for the incentive year in which such termination occurs or two times the annual maximum cash bonus for Executive applicable to the fiscal year preceding the year in which such termination occurs; (3) Executive and Executive's covered dependent(s) will be entitled to continue to participate at the expense of the Company in the Company's group health plan(s) after Executive's termination at the same benefit level and to the same extent and for the same contribution, if any, as such continued participation is available to other executive officers of the Company, and such participation may continue for a period of two years after such termination; and (4) all outstanding stock options and other equity-type incentives held by Executive at the time of Executive's termination will become fully vested and shall remain exercisable until their originally scheduled expiration dates.

     (f)  Parachute Limitation. Notwithstanding anything herein to the contrary,
          --------------------
if any amounts due to Executive under this Agreement and any other plan or program of the Company constitute a "parachute payment," as such term is defined in Section 280G(b)(2) of the Internal Revenue Code, and the amount of the parachute payment, reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, is less than the amount Executive would receive if he were paid three times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, less $1.00, reduced by all federal, state and local taxes applicable thereto, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times his "base amount" less $1.00. The determinations to be made with respect to this Section 8(f) shall be made by an accounting firm (the "Auditor") jointly selected by the Company and Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm that has not during the two years preceding the date of its selection acted in any way on behalf of the Company or any of its subsidiaries. If Executive and the Company cannot agree on the firm to serve as the Auditor, then Executive and the Company shall each select one such accounting firm and those two firms shall jointly select such an accounting firm to serve as the Auditor. If a determination is made by the Auditor that a reduction in the aggregate of all payments due to Executive upon a Change in Control is required by this Section 8(f), Executive shall have the right to specify the portion of such reduction, if any, that will be made under this Agreement and each plan or program of the Company. If Executive does not so specify within sixty (60) days following the date of a determination by the Auditor pursuant to the preceding sentence, the Company shall determine, in its sole discretion, the portion of such reduction, if any, to be made under this Agreement and each plan or program of the Company.

     (g)  Other Programs. Except as otherwise provided in this Agreement,
          --------------
Executive's entitlements under applicable plans and programs of the Company following termination of Executive's employment will be determined under the terms of those plans and programs.

     (h)  Certain Definitions. For purposes of this Agreement, the following
          -------------------
terms shall have the meanings set forth herein:

          (1) "Accrued Compensation" means, as of any date, the amount of any unpaid Base Salary and annual cash incentive award earned by Executive through the date of Executive's death or the termination of Executive's employment, plus any additional amounts and/or benefits payable to or in respect of Executive under and in accordance with the provisions of any employee plan, program or arrangement under which Executive is covered immediately prior to Executive's death or the termination of Executive's employment.

          (2) "Cause" shall be deemed to exist if (A) Executive is convicted of a felony involving moral turpitude, or (B) Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company, unless Executive believed in good faith that such act or nonact was in the best interests of the Company.

          (3) "Disability" means any medically determinable physical or mental condition or impairment which prevents Executive from performing the principal functions of Executive's duties with the Company that can be expected to result in death or that has lasted or can be expected to last for a period of 90 consecutive days or for shorter periods aggregating 180 days in any consecutive 12 month period, with such determination to be made by an approved medical doctor. For this purpose, an approved medical doctor shall mean a medical doctor selected by the Company and Executive. If the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third medical doctor who shall be the approved medical doctor for this purpose.

          (4) Executive shall be deemed to have "Good Reason" to terminate his employment hereunder if, without Executive's prior written consent, (A) the Company reduces Executive's duties or responsibilities or assigns Executive duties which are materially inconsistent with his duties or which impair Executive's ability to function as Chairman and Chief Executive Officer, or (B) the Company reduces Executive's then current Base Salary or target award opportunity under the Company's annual cash incentive bonus plan or annual stock option award program, or terminates or materially reduces any employee benefit or perquisite enjoyed by Executive (other than as part of an across-the-board reduction applicable to all executive officers of the Company), or (C) the Company fails to perform or breaches its obligations under any other material provision of this Agreement and does not correct such failure or breach (if correctable) within 60 days following receipt of notice thereof from Executive to the Company, or (D) Executive's primary location of business is moved by more than 50 miles, or (E) the Company reduces Executive's title or removes him or fails during the term to reelect him as Chairman and Chief Executive Officer, or
(F) the Company fails to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.

     4.   No Mitigation; No Offset. Executive will have no obligation to seek
          ------------------------
other employment or to otherwise mitigate the Company's obligations to Executive arising from the termination of Executive's employment, and no amounts paid or payable to Executive by the Company under this Agreement shall be subject to offset for any remuneration in which Executive may become entitled from any other source after Executive's employment with the Company terminates, whether attributable to subsequent employment, self-employment or otherwise except that subsequent employment during the term of this Agreement with an employer providing benefit plans shall result in an offset against benefits payable by the Company hereunder to the extent of the benefits paid by the new employer.

     5.   Confidential Information; Cooperation with Regard to Litigation.
          ---------------------------------------------------------------

     (a)  Nondisclosure of Confidential Information. During the term of
          -----------------------------------------
Executive's employment and thereafter, Executive will not, without the prior written consent of the Company, disclose to anyone (except in good faith in the ordinary course of business to a person who will be advised by Executive to keep such information confidential) or make use of any Confidential Information (as defined below) except in the performance of Executive's duties hereunder or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or any of its Affiliates (as defined below) or by any administrative or legislative body (including a committee thereof) that requires

Executive to divulge, disclose or make accessible such information. If Executive is so ordered, to divulge Confidential Information, he will give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

     (b) Definition of Confidential Information. For purposes of this Agreement,
         --------------------------------------
"Confidential Information" means information concerning the business of the Company or any corporation or other entity that, directly or indirectly, controls, is controlled by or under common control with the Company (an "Affiliate") relating to any of its or their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. Excluded from the definition of Confidential Information is information (1) that is or becomes part of the public domain, other than through the breach of this Agreement by Executive or (2) regarding the Company's business or industry properly acquired by Executive in the course of Executive's career as an executive in the Company's industry and independent of Executive's employment by the Company. For this purpose, information known or available generally within the trade or industry of the Company or any Affiliate shall be deemed to be known or available to the public and not to be Confidential Information.

     (c) Cooperation in Litigation. Executive will cooperate with the Company,
         -------------------------
during the term of Executive's employment and thereafter (including following Executive's termination of employment for any reason), by making Executive reasonably available to testify on behalf of the Company or any Affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to reasonably assist the Company or any such Affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company or any such Affiliate, as reasonably requested; provided, however, that the same does not materially interfere with Executive's
--------  -------
then current professional activities. The Company will reimburse Executive, on an after-tax basis, for all expenses reasonably incurred by Executive in connection with Executive's provision of testimony or assistance and if such assistance is provided after Executive's termination of employment, will pay Executive a per diem rate of $2,000.

     4.  Non-solicitation. Executive will not induce or solicit, directly or
         ----------------
indirectly, any employee of the Company or any Affiliate to terminate such employee's employment with the Company or any Affiliate during Executive's employment hereunder and for a period of 24 months following the termination of this Agreement as it may be extended from time to time.

     5.  Remedies. If Executive commits a material breach of any of the
         --------
provisions contained in Sections 10 and 11 above, then the Company will have the right to seek injunctive relief. Executive acknowledges that such a breach of
Section 10 or 11 could cause irreparable injury and that money damages may not provide an adequate remedy for the Company. Nothing contained herein will prevent Executive from contesting any such action by the Company on the ground that no violation or threatened violation of either such Section has occurred.

     6.  Resolution of Disputes. Any controversy or claim arising out of or
         ----------------------
relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof arising under or in connection with this Agreement, other than seeking injunctive relief under Section 12, shall be resolved by binding arbitration, to be held in Los Angeles in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Pending the resolution of any arbitration or court proceeding, the Company will continue payment of all amounts and benefits due Executive under this Agreement. All costs and expenses of any arbitration or court proceeding (including fees and disbursements of counsel) shall be borne by the respective party incurring such costs and expenses (with the limitation that, in no event, shall Executive be liable under this provision for more than two times the fees paid by the Executive for Executive's counsel services in the arbitration or proceeding), but the Company shall reimburse Executive for all reasonable costs and expenses by Executive if Executive substantially prevails in such arbitration or court proceeding.. Notwithstanding the foregoing, following a Change in Control, all reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive pursuant to this section shall be paid on behalf of or reimbursed to Executive promptly by the Company; provided, however, that Executive shall repay such amounts to the Company if and
--------  -------
to the extent the arbitrator(s) determine(s) that any of Executive's litigation assertions or defenses were in bad faith or frivolous. Notwithstanding the foregoing, if any applicable law requires different or additional rules or procedures to be applied in order for this Agreement to arbitrate or to be enforceable, or prohibits any expense allocation provided herein, such rules or procedures shall take precedence and such prohibitions shall be a part of this Agreement to the to the extent necessary to render this Agreement enforceable.

          7.   Indemnification.
               ---------------

          (a)  Company Indemnity. If Executive is made a party, or is
               -----------------
threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any Affiliate or was serving at the request of the Company or any Affiliate as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, then the Company will indemnify Executive and hold Executive harmless to the fullest extent legally permitted or authorized by the Company's articles of incorporation, certificate of incorporation or bylaws or resolutions of the Company's Board to the extent not inconsistent with state laws, against all costs, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, except to the extent attributable to Executive's gross negligence or fraud, and such indemnification shall continue as to Executive even if he has ceased to be a director, member, officer, employee or agent of the Company or Affiliate and shall inure to the benefit of Executive's heirs, executors and administrators. The Company will advance to Executive all reasonable costs and expenses to be incurred by Executive in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. The provisions of this section shall not be deemed exclusive of any other rights of indemnification to which Executive may be entitled or which may be granted to Executive and shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance.

     (b) No Presumption Regarding Standard of Conduct. Neither the failure of
         --------------------------------------------
the Company (including its Board, independent legal counsel or shareholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under the preceding subsection (a) of this section that indemnification of Executive is proper because Executive has met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or shareholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.

     (c) Liability Insurance. The Company will continue and maintain a directors
         -------------------
and officers liability insurance policy covering Executive to the extent the Company provides such coverage for its other senior executive officers.

     4. Effect of Agreement on Other Benefits. Except as specifically provided
        -------------------------------------
in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict Executive's participation in any other employee benefit or other plans or programs in which he currently participates.

     5. Assignment; Binding Nature. This Agreement shall be binding upon and
        --------------------------
inure to the benefit of the parties and their respective successors, heirs (in the case of Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred to the successor of the Company or its business if the assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than Executive's rights to compensation and benefits, which may be transferred only by will or operation of law, except as otherwise specifically provided or permitted hereunder.

     6. Representations. The Company represents and warrants that it is fully
        ---------------
authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any Agreement between it and any other person, firm or organization. Executive represents and warrants that there is no legal or other impediment which would prohibit Executive from entering into this Agreement or which would prevent Executive from fulfilling Executive's obligations under this Agreement.

     7. Entire Agreement. This Agreement contains the entire understanding and
        ----------------
agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

     8.  Amendment or Waiver. No provision in this Agreement may be amended
         -------------------
unless such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company. Except as set forth herein, no delay or omission to exercise any right, power or remedy accruing to any party shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

     9.  Severability. In the event that any provision or portion of this
         ------------
Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     10. Survivorship. The respective rights and obligations of the parties
         ------------
hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

     11. Beneficiaries/References. Executive shall be entitled, to the extent
         ------------------------
permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of Executive's incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to Executive's beneficiary, estate or other legal representative.

     12. Governing Law. This Agreement shall be governed by and construed and
         -------------
interpreted in accordance with the laws of California without reference to principles of conflict of laws.

     13. Notices. Any notice given to a party shall be in writing and shall be
         -------
deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address of the party indicated below or to such changed address as such party may subsequently give such notice of:

     If to the Company:       KORN/FERRY INTERNATIONAL
                              1800 Century Park East
                              Los Angeles, CA 90067
                              Attention: Corporate Secretary

     If to Executive:         PAUL C. REILLY
                              8301 Tallahassee Dr. N. E.
                              St. Petersburg, FL 33702

     IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement on the date first above written.

The Company:                            KORN/FERRY INTERNATIONAL



                                        By:________________________________

Executive

                                        ___________________________________
                                        PAUL C. REILLY

                                   SCHEDULE A
                         DEFINITION OF CHANGE IN CONTROL

          For purposes of the foregoing Agreement, a "Change in Control" shall mean any of the following:

               (a) an acquisition by any Person (excluding one or more Excluded Persons) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) or a pecuniary interest (as defined in Section 16a-1(a)(2) of the Exchange Act) in (either comprising "ownership of") more than 30% of the Common
                                     ------------
Stock of the Company or voting securities entitled to then vote generally in the election of directors ("Voting Stock") of the Company, after giving effect to any new issue in the case of an acquisition from the Company; or

               (b) approval by the shareholders of the Company of a plan, or the consummation, of merger, consolidation, or reorganization of the Company or of a sale or other disposition of all or substantially all of the Company's consolidated assets as an entirety (collectively, a "Business Combination"), other than a Business Combination (1) in which all or substantially all of the holders of Voting Stock of the Company hold or receive directly or indirectly 70% or more of the Voting Stock of the entity resulting from the Business Combination (or a parent company), and (2) after which no Person (other than any one or more of the Excluded Persons) owns more than 30% of the Voting Stock of the resulting entity (or a parent company) who did not own directly or indirectly at least that percentage of the Voting Stock of the Company immediately before the Business Combination, and (3) after which one or more Excluded Persons own an aggregate amount of Voting Stock of the resulting entity owned by any Persons who (i) own more than 5% of the Voting Stock of the resulting entity, (ii) are not Excluded Persons, (iii) did not own directly or indirectly at least the same percentage of the Voting Stock of the Company immediately before the Business Combination, and (iv) in the aggregate own more than 30% of the Voting Stock of the resulting entity; or

               (c) approval by the Board of Directors of the Company and (if required by law) by shareholders of the Company of a plan to consummate the dissolution or complete liquidation of Korn/Ferry International; or

               (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors (excluding any new director designated by a person who has entered into an agreement or arrangement with Korn/Ferry International to effect a transaction described in clause (a) or (b) of this definition) whose appointment, election, or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved (all such directors, "Incumbent Directors"), cease for any reason to constitute a majority of the Board; provided that for purposes of this clause (d), any directors elected at any time during 1999 shall be deemed to be Incumbent Directors.

          Notwithstanding the above provisions in this Schedule A, no Change in Control shall be deemed to have occurred if a Business Combination, as described in paragraph (b) above, is effected and a majority of the Incumbent Directors, through the adoption of a Board resolution, determines that, in substance, no Change in Control has occurred.

          The "Company" means Korn/Ferry International, a Delaware corporation, its successors, and/or its Subsidiaries, as the context requires.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Excluded Person" means
                    (i)   the Company; or

                    (ii) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act; or

                    (iii) any employee benefit plan of the Company; or

                    (iv)  any affiliates (within the meaning of the Exchange
          Act), successors, or heirs, descendants or members of the immediate families of the individuals identified in party (b) of this definition.

          "Person" means an organization, a corporation, an individual, a partnership, a trust or any other entity or organization, including a governmental entity and a "person" as that term is used under Section 13(d) or 14(d) of the Exchange Act.

                                      A-2